Exhibit 11

                 Computation of Earnings (Losses) per Share

      Earnings per share (EPS) for the three months and six months ended March 31, 2003 and 2002 have been calculated according to the guidelines of FASB Statement 128. ESOP shares are only considered outstanding for earnings per share calculations when they are committed to be released.

Reconciliation of the numerators and the denominators in the calculation of basic and diluted earnings per share are as follows:

                                                              Income          Shares        Per Share
                                                            (Numerator)    (Denominator)     Amount
                                                            -----------    -------------    ---------

Three Months Ended March 31, 2003
Basic EPS
---------
  Net income and income available to
   common shareholders                                       $     822        872,249       $ 0.00
  Extraordinary item (net of tax benefit of $300,200)         (572,348)       872,249       $(0.66)
                                                             ---------
Basic EPS after extraordinary item                           $(571,526)       872,249       $(0.66)
----------------------------------
Diluted EPS
-----------
  Net income and income available to
   common shareholders                                       $     822        872,279
  Effect of dilutive securities, options, and warrants               -         50,309
                                                             ---------        -------
Diluted EPS before extraordinary item                              822        922,588       $ 0.00
-------------------------------------
  Extraordinary item (net of tax benefit of $300,200)         (572,348)       922,588       $(0.62)
                                                             ---------
Diluted EPS after extraordinary item                         $(571,526)       922,588       $(0.62)
------------------------------------

Three Months Ended March 31, 2002
Basic EPS
---------
  Net income and income available to
   common shareholders                                       $ 392,247        875,806       $ 0.45
  Extraordinary item (net of tax benefit of $300,200)                -        875,806       $ 0.00
                                                             ---------
Basic EPS after extraordinary item                           $ 392,247        875,806       $ 0.45
----------------------------------
Diluted EPS
-----------
  Net income and income available to
   common shareholders                                       $ 392,247        875,806
  Effect of dilutive securities, options, and warrants               -         42,748
                                                             ---------        -------
Diluted EPS before extraordinary item                          392,247        918,554       $ 0.43
-------------------------------------
 Extraordinary item                                                  -        918,554       $ 0.00
                                                             ---------
Diluted EPS after extraordinary item                         $ 392,247        918,554       $ 0.43
------------------------------------

Six Months Ended March 31, 2003
Basic EPS
---------
  Net income and income available to
   common shareholders                                       $ 375,940        871,445       $ 0.43
  Extraordinary item (net of tax benefit of $300,200)         (572,348)       871,445       $(0.66)
                                                             ---------
Basic EPS after extraordinary item                           $(196,408)       871,445       $(0.23)
----------------------------------




Diluted EPS
------------
  Net income and income available to
   common shareholders                                       $ 375,940        871,445
  Effect of dilutive securities, options, and warrants               -         49,116
                                                             ---------        -------
Diluted EPS before extraordinary item                          375,940        920,561       $ 0.41
-------------------------------------
  Extraordinary item (net of tax benefit of $300,200)         (572,348)       920,561       $(0.62)
                                                             ---------
Diluted EPS after extraordinary item                         $(196,408)       920,561       $(0.21)
------------------------------------

Six Months Ended March 31, 2002
Basic EPS
---------
  Net income and income available to
   common shareholders                                       $ 858,915        883,990       $ 0.97
  Extraordinary item                                                 -        883,990       $ 0.00
                                                             ---------
Basic EPS after extraordinary item                           $ 858,915        883,990       $ 0.97
Diluted EPS
-----------
  Net income and income available to
   common shareholders                                       $ 858,915        883,990
  Effect of dilutive securities, options, and warrants               -         37,188
                                                             ---------        -------
Diluted EPS before extraordinary item                          858,915        921,178       $ 0.93
-------------------------------------
   Extraordinary item                                                -        921,178
                                                             ---------
Diluted EPS after extraordinary item                         $ 858,915        921,178       $ 0.93
------------------------------------


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